UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): September 14, 2011
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02	— Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2011, Patrick L. McDonald resigned from his roles as President and Chief Executive Officer and as a Director of Powell Industries, Inc. (the “Company”).
The Company’s Board of Directors (the “Board”) has appointed Thomas W. Powell, the Company’s Chairman of the Board, as Chief Executive Officer and President, effective immediately. Mr. Powell, who is 71 years old, has served as the Company’s Chairman of the Board since 1984 and will continue this role. Mr. Powell also served as the Company’s President and Chief Executive Officer from 1984 through September 30, 2008. Mr. Powell will remain in these positions as the Company’s Chief Executive Officer and President until the Board, after an appropriate search, appoints an outside third party to assume these positions.
Mr. Powell has over 40 years of experience in the manufacturing of equipment and systems for the management and control of electrical energy and other critical processes. Mr. Powell has extensive relationships with suppliers and customers and significant experience in operational management, product development and sales.
There are no family relationships between Mr. Powell and any director or executive officer of the Company.
A copy of the press release announcing Mr. Powell’s appointment as Chief Executive Officer and President is furnished herewith as Exhibit 99.1.

Item 9.01	— Financial Statements and Exhibits
(d) — Exhibits

Exhibit
Number	Description
99.1	Press Release dated September 15, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: September 15, 2011	By:	/s/Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

3